UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 5, 2017 (September 5, 2017)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS.

On September 5, 2017, Willard McAndrew III was elected our Board of Directors. Mr. McAndrew III, 62, has had forty-seven years of experience in the energy industry from field operations to refining. Since December 2006 Mr. McAndrew has served as the Chairman, CEO and President of Xtreme Oil & Gas, Inc. He began his career in 1969, gaining experience working for Hercules Drilling Company as a roustabout in South Louisiana. Mr. McAndrew attended Louisiana State University and severed honorably in the United States Marine Corps. Later, he joined Exxon Corporation Refinery's Distillation and Specialties division in Baton Rouge, Louisiana, becoming the fourth generation in his family to work for Exxon.  Mr. McAndrew has served as President and owner of several small companies that were involved in all phases of the oil and gas business from drilling, reworking, completion, leases etc. He has been a consultant since 1990 to companies and is responsible for the structure, formation and marketing of partnerships and energy financing. Mr. McAndrew was the COO and Director of Torchlight Energy Resources, Inc. (NASDAQ: TRCH) for three years from September 2013 to October 2016.

On the same date, Edward Devereaux was elected to our Board of Directors. Mr. Devereaux has more than 45 years of experience in the financial services & investment banking industries. In the 1970 and 1980's he worked as an investment advisor and investment banker for national investment firms headquartered in New York. Between the late 1990's and mid 2000's, Mr. Devereaux served as President of both a mutual fund company in California and a New York based real estate investment trust (REIT). In 2007, Mr. Devereaux formed an investment banking consulting firm serving the retail brokerage and Registered Investment Advisory (RIA) communities. In 2013, he became a member of the board of directors for a public oil and gas exploration and production company located in Dallas where he served as Chairman of the company's audit committee until 2017. From 2016 to present, he has held a staff position at a Southwestern regional investment. Mr. Devereaux has participate in raising over $10 billion of investment capital in his career. Mr. Devereaux has a Bachelor of Arts Degree from Hofstra University.

On the same date, Rolf Berg was elected to our Board of Directors. He founded Infinitive, Inc., a manufacturing "job shop," in 1979. Mr. Berg's business grew from the 1980's to late 2000's handling multiple products associated to large diesel engines and supported an original equipment manufacturer (OEM) as well as a large after-market provider until 2009. Mr. Berg is currently a supplier to Class 1 railroads and short lines in both the United States and Internationally. His interests include aviation, aeronautics, photography and SCUBA. Mr. Berg holds multiple ratings for fixed-wing land, sea and helicopter operation.

Mr. McAndrew, Mr. Deveraux, and Mr. Berg have no current or previous family relationship with us.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 5, 2017, we announced the election of three new members to our Board of Directors.

ITEM 9.01	EXHIBITS

Exhibits	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of September 2017.

AMAZING ENERGY OIL AND GAS, CO.

BY:	WILLARD McANDREW III
Willard McAndrew III, Chief Executive Officer